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                                                                   EXHIBIT 10.28

PRESS RELEASE

SOURCE: OMNI NUTRACEUTICALS, INC.,

OMNI TO MAKE PRIOR PERIOD ADJUSTMENTS

LOS ANGELES, Oct. 17 /PRNewswire/ -- Omni Nutraceuticals, Inc. (Nasdaq: ZONE -
NEWS) announced today that it was in the process of finalizing certain adjustments to previously reported results, which will require restatements of prior periods.

During the third quarter of 2000, one of the Company's large customers claimed it was entitled to certain allowances, deductions and credits. Upon review, it was determined that these claims had been agreed to by the Company's former management in the first quarter of 2000, and related principally to sales in 1999 and the beginning of 2000. It was also determined that certain previously agreed upon deductions related to other customers for the same time periods were not provided for by former management. The Company estimates the cumulative net impact will approximate $3 million and is working with its current and former independent accountants to finalize the adjustments and the periods effected.

Klee Irwin, CEO, stated, "In 1999 and early 2000, former management made marketing and accounting decisions that have made it difficult for us to achieve our turn-around goals this year as quickly as we had planned. But thanks to over $1 million in recent financing from two of our vendors in the form of debt conversions to equity, and an additional pending $3 million equity financing transaction, our prospects for near term growth have not changed. These accounting corrections to prior periods will be one of the final steps in cleansing the Company of the management practices of the past."

Omni Nutraceuticals is a leading formulator and supplier of natural consumer health products such as Diet System Six (R), Nature's Secret (R), Harmony Formulas (R), Dr. Linus Pauling Vitamins (R), Inholtra (R) and 151 Bar (R). The Company's products are sold in health food stores, chain drug stores, supermarkets, club and convenience stores worldwide.

HealthZone.com is an Internet based e-tailer of supplements. This Internet division, along with recent acquisitions HealthShop.com, SmartBasics.com sell over 16,000 health related products to consumers around the globe.

Some information herein may be forward-looking and reflect management's view of future events that involve risk or uncertainty. Some factors that could cause actual results to differ materially include: economic conditions and developments within the industry; competition and pricing pressures; length of the sales cycle; and management continuity.

CONTACT: John Liviakis of Liviakis Financial Communications, Inc., 415-389-4670, or fax, 415-389-4694, or http://www.moreinfo@lfcnet.com.

Omni's corporate web site is at www.omninutra.com and Omni's primary e-commerce web site is at www.healthshop.com.

SOURCE: OMNI NUTRACEUTICALS, INC.,

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PRESS RELEASE

SOURCE: OMNI NUTRACEUTICALS, INC.

IN VOTE OF CONFIDENCE, FOUR LARGEST SHAREHOLDER GROUPS LOCK-UP TWO THIRDS OF OMNI STOCK; 20 MILLION SHARES

LOS ANGELES, Oct. 18 /PRNewswire/ -- Omni Nutraceuticals, Inc. (Nasdaq: ZONE -
NEWS) announced today that its four largest shareholder groups have agreed to lock-up a total of nearly 19 million shares.

Klee Irwin, Omni's CEO, commented, "As the largest shareholder of the Company, I do not believe that the current price of ZONE stock is in line with the true value of the Company's worth and by actions taken today, our other largest shareholders appear to share my view. In addition, management believes that the upcoming growth initiatives will generate a renewed valuation and interest in our stock that would make it illogical for these shareholders to sell in the short term."

John Liviakis, a major personal shareholder of Omni stock and CEO of the Company's investor relations firm also commented, "I have the utmost confidence in the direction of current management and am not planning on liquidating my stock at these low price levels. Even if the stock took a sharp upturn, I still do not intend to sell my equity until the Company has fully executed its growth plans for the year 2001".

The lock-up agreements expire on September 25, 2001, unless sooner terminated in accordance with their terms and are between Global Capital, the principal market maker of ZONE stock, the Company and members of four of the largest shareholder groups including, Klee Irwin, R. Lindsey Duncan, the former Chairman of the Board, John Liviakis, American Equities, LLC and Corporate Financial Enterprises, Inc. Certain of the lock-up agreements have exclusions and each of them contains requirements for their continued effectiveness. In exchange for Mr. Duncan's lock-up, Global Capital has agreed to facilitate orderly sale transactions on his behalf that will total, approximately $1 million over the next six and a half months. If the stock price trades at above $6 and averages 500,000 shares a day for 20 consecutive trading days, Global Capital will help Mr. Duncan facilitate the sale of an additional 500,000 shares. Klee Irwin's agreement with Global Capital will allow him to sell a much smaller number of his shares in orderly block sales if the market permits and only with the prior written consent of Global Capital.

Omni Nutraceuticals is a leading formulator and supplier of natural consumer health products such as Diet System Six (R), Nature's Secret (R), Harmony Formulas (R), Dr. Linus Pauling Vitamins (R), Inholtra (R) and 151 Bar (R). The Company's products are sold over the Internet and in health food stores, chain drug stores, supermarkets, club and convenience stores worldwide.

Some information herein may be forward-looking and reflect management's view of future events that involve risk or uncertainty. Some factors that could cause actual results to differ materially include: economic conditions and developments within the industry; competition and pricing pressures; length of the sales cycle; and management continuity.

CONTACT: John Liviakis of Liviakis Financial Communications, Inc., 415-389-4670, or fax, 415-389-4694, or www.moreinfo@lfcnet.com; Omni's corporate web site is at www.omninutra.com and Omni's primary e-commerce web site is at www.healthshop.com.


SOURCE: OMNI NUTRACEUTICALS, INC.

PRESS RELEASE

CORRECTION -- OMNI NUTRACEUTICALS, INC.

IN SFTU166, OMNI (NASDAQ: ZONE) TO MAKE PRIOR PERIOD ADJUSTMENTS, MOVED YESTERDAY, OCT. 17, WE ARE ADVISED BY A REPRESENTATIVE OF THE COMPANY THAT THE SECOND PARAGRAPH, SIXTH LINE SHOULD READ "DEDUCTIONS RELATED TO OTHER CUSTOMERS FOR THE SAME TIME PERIODS," RATHER THAN "DEDUCTIONS RELATED TO OTHER CUSTOMERS FOR THE SAME TIME PERIODS WERE NOT PROVIDED FOR BY FORMER MANAGEMENT," AND THE THIRD PARAGRAPH, FIRST LINE SHOULD READ "FORMER MANAGEMENT MADE DECISIONS" RATHER THAN "FORMER MANAGEMENT MADE MARKETING AND ACCOUNTING DECISIONS." ALSO, THE FOLLOWING SHOULD BE ADDED AS THE FOURTH PARAGRAPH, "UNTIL SUCH STATEMENTS ARE ADJUSTED, NO RELIANCE SHOULD BE PLACED ON THE COMPANY'S 1999 FINANCIAL STATEMENTS CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND THE QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS IN 1999 AND 2000." COMPLETE, CORRECTED RELEASE FOLLOWS:

OMNI TO MAKE PRIOR PERIOD  ADJUSTMENTS

LOS ANGELES,  Oct. 17  /PRNewswire/ -- Omni  Nutraceuticals,
Inc. (Nasdaq: ZONE - NEWS) announced today that it was in the process of finalizing certain adjustments to previously reported results, which will require restatements of prior periods.

During the third quarter of 2000, one of the Company's large customers claimed it was entitled to certain allowances, deductions and credits. Upon review, it was determined that these claims had been agreed to by the Company's former management in the first quarter of 2000, and related principally to sales in 1999 and the beginning of 2000. It was also determined that certain previously agreed upon deductions related to other customers for the same time periods. The Company estimates the cumulative net impact will approximate $3 million and is working with its current and former independent accountants to finalize the adjustments and the periods effected.

Klee Irwin, CEO, stated, "In 1999 and early 2000, former management made decisions that have made it difficult for us to achieve our turn-around goals this year as quickly as we had planned. But thanks to over $1 million in recent financing from two of our vendors in the form of debt conversions to equity, and an additional pending $3 million equity financing transaction, our prospects for near term growth have not changed. These accounting corrections to prior periods will be one of the final steps in cleansing the Company of the management practices of the past."

Until such statements are adjusted, no reliance should be placed on the Company's 1999 financial statements contained in the Company's annual report on Form 10-K for the year ended December 31, 1999 and the quarterly reports on Form 10-Q for the quarters in 1999 and 2000.

Omni Nutraceuticals is a leading formulator and supplier of natural consumer health products such as Diet System Six (R), Nature's Secret (R), Harmony Formulas (R), Dr. Linus Pauling Vitamins (R), Inholtra (R) and 151 Bar (R). The Company's products are sold in health food stores, chain drug stores, supermarkets, club and convenience stores worldwide.

HealthZone.com is an Internet based e-tailer of supplements. This Internet division, along with recent acquisitions HealthShop.com, SmartBasics.com sell over 16,000 health related products to consumers around the globe. Some information herein may be forward-looking and reflect management's view of future events that involve risk or uncertainty.

Some factors that could cause actual results to differ materially include: economic conditions and developments within the industry; competition and pricing pressures; length of the sales cycle; and management continuity.

CONTACT: John Liviakis of Liviakis Financial Communications, Inc., 415-389-4670, or fax, 415-389-4694, or http://www.moreinfo@lfcnet.com.

Omni's corporate web site is at www.omninutra.com and Omni's primary e-commerce web site is at www.healthshop.com.

SOURCE: OMNI NUTRACEUTICALS, INC.

FRIDAY OCTOBER 20, 5:00 AM EASTERN TIME

PRESS RELEASE

SOURCE:  OMNI  NUTRACEUTICALS,  INC.

RABOBANK BEGINS SELECTION PROCESS TO ASSIST OMNI NUTRACEUTICALS IN CHOOSING STRATEGIC INVESTMENT PARTNER

LOS ANGELES, Oct. 20 /PRNewswire/ -- Omni Nutraceuticals, Inc. (Nasdaq: ZONE -
NEWS) announced today that Rabobank International, as the company's financial advisor, has recently initiated its process of contacting parties that are potentially interested in exploring strategic alternatives for Omni, which may include recapitalizing the company, mergers or acquisitions.

Klee Irwin, Omni's CEO, commented, "Rabobank is utilizing its global network to contact prospective strategic and financial partners that have a significant presence or interest in our industry. Rabobank, in conjunction with the company, has prepared an Information Memorandum which highlights our strengths and future growth opportunities. Rabobank has already received indications of interest from several strategic and financial investors and merger candidates. We have engaged Rabobank to explore a wide array of opportunities that may allow Omni to recognize a better value than our current stock price indicates."

With more than $290 billion in assets and 110 offices worldwide, Rabobank is a leading global financial institution specializing in the food and beverage industry, including nutritional supplement companies. Rabobank is one of the world's largest mergers and acquisitions business focused on this industry.

Omni Nutraceuticals is a leading formulator and supplier of natural consumer health products such as Diet System Six(R), Nature's Secret(R), Harmony Formulas(R), Dr. Linus Pauling Vitamins(R), Inholtra(R) and 151 Bar(R). The company's products are sold over the Internet and in health food stores, chain drug stores, supermarkets, club and convenience stores worldwide.

Some information herein may be forward-looking and reflect management's view of future events that involve risk or uncertainty. Some factors that could cause actual results to differ materially include: economic conditions and developments within the industry; competition and pricing pressures; length of the sales cycle; and management continuity.

CONTACT: John Liviakis of Liviakis Financial Communications, Inc., 415-389-4670, or fax, 415-389-4694, or Email moreinfo@lfcnet.com, Omni's corporate web site is at www.omninutra.com and Omni's primary e-commerce web site is at www.healthshop.com.

SOURCE: Omni Nutraceuticals, Inc